                                                               EXHIBIT 23


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-69672, 33-37396, and 33-40280 of OEC Medical Systems, Inc. on Forms S-8 of our report dated January 19, 1996, incorporated by reference in the Annual Report on Form 10-K of OEC Medical Systems, Inc. for the year ended December 31, 1995.


/s/ DELOITTE & TOUCHE  LLP

DELOITTE & TOUCHE  LLP
Salt Lake City, Utah

March 29, 1996